As filed with the Securities and Exchange Commission on January 6, 1998

                                       Registration No. 333-06757

                   POST EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8

     Registration Statement under the Securities Act of 1933


                         THE BEARD COMPANY
      (Exact name of registrant as specified in its charter)

             Oklahoma                           73-0970298
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

     Enterprise Plaza, Suite 320
       5600 North May Avenue
         Oklahoma City, OK                         73112
(Address of Principal Executive Offices)         (Zip Code)


                         THE BEARD COMPANY
                 DEFERRED STOCK COMPENSATION PLAN
                     (Full title of the plan)

   Herb Mee, Jr., President and                   Copies to:
   Chief Financial Officer                   Jerry A. Warren, Esq.
      The Beard Company                         McAfee & Taft
 Enterprise Plaza, Suite 320            A Professional Corporation
    5600 North May Avenue                        Tenth Floor
   Oklahoma City, OK 73112                Two Leadership Square
(Name and address of agent               Oklahoma City, OK 73112
        for service)

                           405/842-2333
  (Telephone number, including area code, of agent for service)

                 -------------------------------

          On November 26, 1997, The Beard Company, an Oklahoma corporation, merged with and into its newly formed Oklahoma subsidiary, The New Beard Company, the name of which has been changed to The Beard Company as a result of the merger ("Newco"). By this amendment, Newco hereby adopts this registration statement, as well as the deferred stock compensation plan which is the subject of this registration statement, as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. This adoption is made pursuant to rule 414(d) as promulgated under the Securities Act of 1933.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 6th day of January, 1998.

                              THE BEARD COMPANY
                              (formerly The New Beard Company)



                              By HERB MEE, JR.
                                 Herb Mee, Jr., President and
                                 Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on January 6, 1998.


WILLIAM M. BEARD                   HERB MEE, JR.
William M. Beard, Chairman of      Herb Mee, Jr., President, Chief
the Board, Chief Executive         Financial Officer and Director
Officer and Director



JACK A. MARTINE
Jack A. Martine, Controller and
Chief Accounting Officer



ALLAN R. HALLOCK                    MICHAEL E. CARR
Allan R. Hallock, Director          Michael E. Carr, Director

FORD C. PRICE                       HARLON E. MARTIN, JR.
Ford C. Price, Director             Harlon E. Martin, Jr., Director